Exhibit 3

Bogotá D.C., September 24, 2004

Republic of Colombia

Ministry of Finance and Public Credit

Carrera. 7A, No. 6-45, Piso 8

Bogotá D.C., Colombia

Ladies and Gentlemen:

In my capacity as Head of the Legal Affairs Group of the General Directorate of Public Credit and the National Treasury of the Ministry of Finance and Public Credit of the Republic of Colombia (the “Republic”), and in connection with the Republic’s offering, pursuant to its registration statement under Schedule B of the United States Securities Act of 1933, as amended (the “Securities Act”), filed by the Republic with the United States Securities and Exchange Commission (the “Commission”) on October 1, 2003 (Registration Statement No. 333-109215), as amended (the “Registration Statement”), of $500,000,000 aggregate principal amount of the Republic’s 8.25% Global Bonds due 2014 (the “Securities”), I have reviewed the following documents:

(i) the Registration Statement and the related Prospectus dated October 1, 2003 included in the Registration Statement, as supplemented by the Prospectus Supplement dated September 13, 2004 relating to the Securities, as first filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(ii) an executed copy of the Fiscal Agency Agreement dated as of September 28, 1994 as amended by Amendment No. 1 thereto, dated as of January 21, 2004, between the Republic and JPMorgan Chase Bank;

(iii) the global Security dated September 20, 2004 in the principal amount of $500,000,000, executed by the Republic;

(iv) an executed copy of the Authorization Certificate dated September 20, 2004 pursuant to which the terms of the Securities were established;

(v) all relevant provisions of the Constitution of the Republic and the following laws, decrees and acts of the Republic, under which the issuance of the Securities has been authorized (translations of which have been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172, as part of Exhibit F to the Republic’s Registration Statement No. 333-109215, as part of Exhibit 3 to Amendment No. 2 to the Republic’s 2001 Annual Report on Form 18-K, or as part of Exhibit 4 to Amendment No. 3 to the Republic’s 2002 Annual Report on Form 18-K): Law 80 of October 28, 1993; Law 185 of January 27, 1995; Law 781 of December 20, 2002, Decree 2681 of December 29, 1993, the Acts of the Comisión Interparlamentaria de Crédito Público adopted at its meetings held on July 21, 2003 and December 18, 2003;

External Resolution No. 7 of November 14, 2003 of the Board of Directors of the Central Bank of Colombia; CONPES 3209 MINHACIENDA DNP: SC dated December 19, 2002; and CONPES 3262 MINHACIENDA DNP: SC dated January 9, 2004;

(vi) the following additional acts of the Republic under which the issuance of the Securities has been authorized (translations of which are attached as exhibits hereto): Resolution No. 2400 of September 10, 2004 of the Ministry of Finance and Public Credit and the Act of the Comisión Interparlamentaria de Crédito Público adopted at its meeting held on and February 17, 2004.

It is my opinion that under and with respect to the present laws of the Republic, the Securities have been duly authorized, executed and delivered by the Republic and, assuming due authentication thereof pursuant to the Fiscal Agency Agreement, constitute valid and legally binding obligations of the Republic.

I hereby consent to the filing of this opinion as an exhibit to the Republic’s Amendment No. 1 to its Annual Report on Form 18-K for its Fiscal Year ended December 31, 2003 and to the use of the name of the Head of the Legal Affairs Group of the General Directorate of Public Credit of the Ministry of Finance and Public Credit of the Republic under the caption “Validity of the Securities” in the Prospectus and under the heading “Validity of the Bonds” in the Prospectus Supplement referred to above.

Very truly yours,

/s/ OMAR ALFONSO OCHOA MALDONADO
Omar Alfonso Ochoa Maldonado
Head of the Legal Affairs Group of the General Directorate of Public Credit and the National Treasury of the Ministry of Finance and Public Credit of the Republic of Colombia

REPUBLIC OF COLOMBIA

MINISTRY OF FINANCE AND PUBLIC CREDIT

RESOLUTION No. 2400 of 2004

(September 10, 2004)

“Whereby the Nation is authorized to issue, subscribe and place External Public Indebtedness Certificates in the international capital markets for an amount up to ONE BILLION DOLLARS OF THE UNITED STATES OF AMERICA (US$1,000,000,000.00) or its equivalent in other currencies and other provisions are taken”

THE GENERAL DIRECTOR OF PUBLIC CREDIT

in use of his legal powers and specially those conferred by Article 19 of Decree 2681 of 1993,  , and

WHEREAS:

Article 3 of Decree 2681 of 1993 authorizes the state entities to carry out public credit operations among which are comprised, among others, the issuance, subscription and placement of national bond certificates;

Article 10 of Law 533 of 1999 sets forth that are considered as national bond certificates, the bonds and other securities with credit tenor and a period for their redemption, being issued by state entities;

Article 19 of Decree 2681 of 1993 sets forth that the issue and placement of national bond certificates on behalf of the Nation requires an authorization granted by Resolution of the Ministry of Finance and Public Credit, which is to be granted upon the approval to be given by the National Council of Economic and Social Policies -CONPES- and the opinion of the Interparliamentary Commission of Public if it deals with External Public Indebtedness Certificates with a period over a year;

Pursuant to Document CONPES 3209 of December 19, 2002, the National Council of Economic and Social Policies -CONPES- rendered its favorable opinion to the Nation to carry out public external credit operations up to the amount of ONE BILLION FIFTY FOUR MILLION DOLLARS OF THE UNITED STATES OF AMERICA (US$ 1,054,000,000.00) or its equivalent in other currencies to finance budgetary allocations for the fiscal year of 2003 and 2004 and after discounting the issuances carried out based on such CONPES document, currently remains an authorized and not used amount equivalent to TWENTY THREE MILLION SIX HUNDRED AND FIFTY NINE THOUSAND DOLLARS OF THE UNITED STATES OF AMERICA (US$23,659,000.00)

RESOLUTION No. 2400 of 2004 September 10, 2004 Page No. 2

Continuation of Resolution “Whereby the Nation is authorized to issue, subscribe and place External Public Indebtedness Certificates in the international capital markets for an amount up to ONE BILLION DOLLARS OF THE UNITED STATES OF AMERICA (US$1,000,000,000.00) or its equivalent in other currencies and other provisions are taken”

Pursuant to Document CONPES 3262 of January 9, 2004, the National Council of Economic and Social Policies -CONPES- rendered its favorable opinion to the Nation to carry out public external credit operations up to the amount of ONE BILLION FOUR HUNDRED FIFTY MILLION DOLLARS OF THE UNITED STATES OF AMERICA (US$ 1,450,000,000.00) or its equivalent in other currencies (US $ 1.2 billion in the international capital markets and US $ 250 million in external credits through commercial banking) to finance budgetary allocations for the fiscal year of 2004 and 2005. Based on such opinion the Nation has not carried out any other issuance, and taking into account the authorized and not used amounts mentioned in the afore mentioned paragraph, currently remains an authorized and not used accumulated amount of ONE BILLION TWO HUNDRED TWENTY-THREE MILLION SIX HUNDRED FIFTY NINE THOUSAND DOLLARS OF THE UNITED STATES OF AMERICA (US$1,223,659,000.00);

The Honorable Interparliamentary Commission of Public Credit, in sessions held on July 21, 2003, rendered unanimously its favorable opinions to the Nation - Ministry of Finance and Public Credit - to issue securities in the international capital markets for an amount up to FIVE HUNDRED MILLION DOLLARS OF THE UNITED STATES OF AMERICA (US$500,000,000.00) or its equivalent in other currencies, respectively, intended to finance budgetary allocations for the fiscal years of 2003 and 2004, and after having discounted the issuances carried out based on said opinion, as of today there is an authorized and non-used amount equivalent to TWENTY MILLION DOLLARS OF THE UNITED STATES OF AMERICA (US $ 20,000,000);

The Honorable Interparliamentary Commission of Public Credit, in session held on December 18, 2003, rendered unanimously its favorable opinion to the Nation - Ministry of Finance and Public Credit - to issue securities in the international capital markets for an amount up to FOUR HUNDRED AND EIGHTY MILLION DOLLARS OF THE UNITED STATES OF AMERICA (US$ 480,000,000.00) or its equivalent in other currencies, intended to finance budgetary allocations for fiscal years 2004 and 2005 and based on such opinion the Nation has not carried out any other issuance;

The Honorable Interparliamentary Commission of Public Credit, in session held on February 17, 2004, rendered unanimously its favorable opinion to the Nation - Ministry of Finance and Public Credit - to issue securities in the international capital markets for an amount up to FIVE HUNDRED MILLION DOLLARS OF THE UNITED STATES OF AMERICA (US$500,000,000.00) or its equivalent in other currencies, intended to finance budgetary allocations for fiscal years 2004 and 2005 and based on such opinion the Nation has not carried out any other issuance;

Taking into account the authorized and non-used amounts referred to in previous whereas, there is still an authorized and non-used accrued amount of US $ 1 billion;

In accordance with provisions of Article 16, letters c) and h) of Law 31 of 1992, the Board of Directors of the “Banco de la República” by External Resolution No. 7 of November 14 of 2003, indicated the financial conditions to which the Nation must be bound to place External Public Indebtedness Certificates in the

RESOLUTION No. 2400 of 2004 September 10, 2004 Page No. 3

Continuation of Resolution “Whereby the Nation is authorized to issue, subscribe and place External Public Indebtedness Certificates in the international capital markets for an amount up to ONE BILLION DOLLARS OF THE UNITED STATES OF AMERICA (US$1,000,000,000.00) or its equivalent in other currencies and other provisions are taken”

international capital markets; whose proceeds are intended to finance budgetary allocations for fiscal years 2004 and 2005;

The Nation is planning to issue, subscribe and place External Public Indebtedness Certificates in the international capital markets up to an amount of ONE BILLION DOLLARS OF THE UNITED STATES OF AMERICA (US$1,000,000,000.00) or its equivalent in other currencies to finance to finance budgetary allocations for fiscal years 2004 and 2005;

RESOLVES:

ARTICLE ONE.- To authorize the Nation to issue, subscribe and place External Public Indebtedness Certificates in the international capital markets for an amount up to ONE BILLION DOLLARS OF THE UNITED STATES OF AMERICA (US$1,000,000,000.00) intended to finance budgetary allocations for Fiscal Years 2004 and 2005.

ARTICLE TWO.- Characteristics, terms and conditions to which must be bound the External Public Indebtedness Certificates referred to in the above Article will be as follows:

Maturity:	Over two (2) years, depending on the market to be entered.

Interest rate:	Fixed-or variable rates according to market conditions on the date of placement, subject to the limits determined by the Board of Directors of the “Banco de la República”.

Other charges and fees:	The ones fixed by the market for this sort of operations.

ARTICLE THREE.- The other terms, conditions and characteristics of the issue authorized hereby will be determined by the General Directorate of Public Credit of the Ministry of Finance and Public Credit.

ARTICLE FOUR.- To authorize the Nation to carry out all the related operations of public credit described in the above Article one hereof.

ARTICLE FIVE.- In accordance with provisions of Article 7 of Law 488 of 1998, the payment of principal, interest, fees and other charges related to the issue authorized hereby, will be tax-exempt from any national taxes, rates, imposts and levies only when such transaction is carried out with people who are non-resident or without legal residence in Colombia

RESOLUTION No. 2400 of 2004 September 10, 2004 Page No. 4

Continuation of Resolution “Whereby the Nation is authorized to issue, subscribe and place External Public Indebtedness Certificates in the international capital markets for an amount up to ONE BILLION DOLLARS OF THE UNITED STATES OF AMERICA (US$1,000,000,000.00) or its equivalent in other currencies and other provisions are taken”

ARTICLE SIX.- The Nation - Ministry of Finance and Public Credit must comply to the other relevant regulations, in special those related to External Resolution No. 8 of 2000 of the Board of Directors of the “Banco de la República” and other concurrent provisions.

ARTICLE SEVEN.- This resolution is valid from the date of its publication in the Official Gazette, requisite which is deemed fulfilled with the order given by the Director General of Public Credit, pursuant to provisions of Article 18 of Law 185 of 1995.

LET IT BE ENACTED AND ACCOMPLISHED

Given in Bogotá, D. C., as of September 10, 2004

(Signed) ALBERTO CARRASQUILLA BARRERA MINISTER OF FINANCE AND PUBLIC CREDIT

THE UNDERSIGNED TECHNICAL SECRETARY OF THE HONORABLE

INTERPARLIAMENTARY COMMISSION OF PUBLIC CREDIT

CERTIFIES THAT:

In session held on February 17, 2004, the Interparliamentary Commission of Public Credit has given unanimously its favorable opinion so that the Nation — Ministry of Finance and Public Credit shall External Public Indebtedness Certificates in the international capital markets up to an amount of US $500 million, intended to finance priority budgetary allocations for FY2004 and FY2005.

(Signed)
OMAR ALFONSO OCHOA MALDONADO
SECRETARY

Given in Santa Fe de Bogotá D.C., as of February 17, 2004.